UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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ANI Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
For
THE 2020 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

On April 23, 2020, ANI Pharmaceuticals, Inc. (the “Company”) filed with the Securities and Exchange Commission and made available to its shareholders a definitive proxy statement (the “Proxy Statement”) for the Company’s 2020 Virtual Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held at 10:00 am. Eastern Time on June 5, 2020. The Proxy Statement contains, among other proposals, a proposal to approve the Company’s Sixth Amended and Restated 2008 Equity Incentive Plan (the “Plan”). This proxy statement supplement, dated April 30, 2020, supplements the Proxy Statement (this “Supplement”). Terms used but not defined in this Supplement shall have the meaning given to them in the Proxy Statement.

In order to make information available to our shareholders and their advisors, we are providing additional information with respect to the number of shares that remain available for future grant under the Company’s current 2008 Plan, and the number and types of equity awards outstanding as of such date under such plan, such that this information as of April 10, 2020 (as compared to as of the end of fiscal 2019) is available in connection with the evaluation of the proposal to approve the Plan. The information provided in the Proxy Statement continues to apply and should be considered in voting your shares.

Supplemental Data

The following table includes information as of April 10, 2020 with respect to the Company’s equity plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1) (a)	Weighted Average Exercise Price of Outstanding Options and Rights (1) (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2) (excluding securities reflected under column (a)) (c)
Equity compensation plans approved by Stockholders: Fifth Amended and Restated 2008 Stock Incentive Plan	1,101,078	$37.27	(3)	94,943
Equity compensation plans not approved by Stockholders	—	—		—
Total	1,101,078	$37.27	(3)	94,943

(1)	Represents 754,737 options outstanding and 346,341 restricted shares subject to vesting. The weighted-average remaining contractual term of outstanding options as of April 10, 2020 is 7.0 years.

(2)	The number of shares reserved for issuance under the 2008 Plan is also subject to adjustment in the event of a share split, share dividend, or other change in the Company’s capitalization. Generally, awards that are forfeited or canceled under the 2008 Plan will be available for future grants.

(3)	The weighted average exercise price shown reflects the effect of 346,341 restricted shares that are subject to vesting. The weighted average exercise price of outstanding options without taking into effect restricted shares that are subject to vesting is $54.38.